UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          --------
                          FORM 8-K

                       Current Report
                        Pursuant to
                   Section 13 or 15(d) of
            The Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported):
                      November 24, 1998



                    CITIZENS CORPORATION
  (Exact name of Registrant as specified in its charter)

   Delaware               1-11714             04-317865
   --------               -------             ---------

(State or other   (Commission File Number)   (I.R.S. Employer I.D.
 jurisdiction of                              Number)
 Incorporation)


                          -------


     440 Lincoln Street, Worcester, Massachusetts 01653
     --------------------------------------------------
          (Address of Principal Executive Offices)
                        (Zip Code)

                      (508) 855-1000
                      --------------
     (Registrant's Telephone Number including area code)



                      Page 1 of 5 pages
                   Exhibit Index on page 4

Item 5.  Other Events.

      On November 24, 1998, Citizens Corporation announced that the fourth quarter results will be negatively impacted by an estimated $11 million in pre-tax catastrophe losses as a result of a sustained windstorm that struck Michigan in early November. A copy of the press release is attached as Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 99    Press Release dated November 24, 1998, announcing
Citizens Corporation expects $11 million charge in fourth quarter for November catastrophe losses.

                   SIGNATURES




    Pursuant to the requirements of the Securities and Exchange
Act of 1934,  the  registrant has duly caused this report to be
signed  on  its  behalf  by  the  undersigned   hereunto   duly
authorized.

                                   CITIZENS
                                   CORPORATION



                                   By: /s/Edward J. Parry III
                                       ----------------------
                                       Edward J. Parry III
                                       Vice President ,Chief
                                       Financial Officer, and
                                       Treasurer


Date:  November 24, 1998

Exhibit Index



Exhibit 99    Press Release dated November 24, 1998, announcing
              Citizens Corporation expects $11 million charge in fourth quarter for November catastrophe losses.

                               EXHIBIT 99
                 CITIZENS CORPORATION, ALLMERICA FINANCIAL
                  EXPECT FOURTH QUARTER WINDSTORM CHARGES

WORCESTER, Mass., November 24, 1998-Citizens Corporation (NYSE:
CZC) announced today that it expects to incur approximately $11 million in pretax catastrophe losses in the fourth quarter as a result of a sustained windstorm that struck Michigan November 9 to 11. Allmerica Financial Corporation (NYSE: AFC), which owns 83 percent of Citizens, expects to incur $9 million of the $11 million in pretax catastrophe losses from the event.

The expected charges compare to catastrophe losses of $0.1 million at Citizens and $0.6 million at Allmerica during the fourth quarter of last year.

Citizens Corporation is the holding company for Citizens Insurance Company of America, a leading underwriter of personal and commercial property and casualty insurance in the Midwest. Citizens is a subsidiary of Allmerica Financial Corporation, the holding company for a diversified group of insurance and financial services companies based in Worcester, Mass.

                            -30-
AF-40
11/24/1998


Contacts:         Investors:                  Media:
                  Jean Peters                 Mike Buckley
                  (508) 855-3599              (508) 855-3099